             As filed with the Securities and Exchange Commission on May 1, 1995
                                               Registration No. 33-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GRAPHIC INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Georgia                                            58-1101633
           -------                                            ----------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                2155 Monroe Drive, N.E., Atlanta, Georgia  30324
                ------------------------------------------------
             (Address of principal executive offices and zip code)

                            GRAPHIC INDUSTRIES, INC.
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)
                            ------------------------

                              Donald P. Hunnicutt
                                   Secretary
                            Graphic Industries, Inc.
                            2155 Monroe Drive, N.E.
                             Atlanta, Georgia 30324
                             ----------------------
                    (Name and address of agent for service)

                                (404)  874-3327
                                ---------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             G. William Speer, Esq.
                       Powell, Goldstein, Frazer & Murphy
                                Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600


                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------

                             Proposed      Proposed
Title of                     maximum       maximum
securities       Amount      offering     aggregate      Amount of
to be             to be       price        offering     registration
registered     registered   per share       price           fee
- -------------  -----------  ----------  --------------  ------------

Common
Stock, $.10     1,000,000   $9.687 (2)  $9,687,500 (2)     $3,340.52
par value      shares (1)
- -------------  ----------

(1) This Registration Statement also covers such indeterminate number of shares as may become issuable under the Plan in the event of a stock dividend, stock split, recapitalization, merger or similar event.

(2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported by the Nasdaq National Market for April 26, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1995 (File No. 0-12204); and

    (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-12204).

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

    Sections 14-2-850 et seq. of the Georgia Business Corporation Code set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liabilities that they may incur while serving in such capacities. These provisions generally provide that the Registrant's directors and officers may be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative proceeding), by reason of the fact that they are or were directors or officers of the Registrant or served with another corporation, partnership, joint venture or other enterprise at the Registrant's request if they acted in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceedings, had no reason to believe their conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified officer or director to repay such advances in the event it is ultimately determined that he or she is not entitled to indemnification by the Registrant. In a derivative proceeding, indemnification is limited to expenses reasonably incurred. Indemnification against expenses is mandatory to the extent the director or officer is successful on the merits or otherwise, in any proceeding, and indemnification is not permitted in connection with a derivative proceeding in which the director or officer is adjudged liable to the Registrant or in connection with any proceeding if the director or officer is adjudged liable on the basis of receipt of an improper personal benefit.

    Article Nine of the Registrant's Amended and Restated Articles of Incorporation and Article 6 of its Amended and Restated Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the Georgia Business Corporation Code.

    The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 8.  Exhibits.

    The following exhibits are filed with or incorporated by reference (Commission File No. 0-12204) into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.              Description
- -----------              -----------

4(a) See Articles V and VI of the Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991).

4(b) See Articles II and VII of the Registrant's Bylaws (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992).

5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy, with respect to the securities being registered.

23(a)               Consent of counsel (included in Exhibit 5).

23(b)               Consent of independent accountants.

25                  Power of Attorney (see signature page to this Registration
                    Statement).

Item 9.  Undertakings.

    (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 31st day of March, 1995.

                                   GRAPHIC INDUSTRIES, INC.


                                   By:    /s/ Mark C. Pope, III
                                       ------------------------
                                        Mark C. Pope, III
                                        Chairman of the Board


                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK C. POPE, III, MARK C. POPE, IV and DONALD P. HUNNICUTT, or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Mark C. Pope, III        Chairman of the Board         Date:  March 31, 1995
- ---------------------        (Principal Executive
Mark C. Pope, III            Officer)



/s/ Mark C. Pope, IV         President and Director        Date:  March 31, 1995
- --------------------
Mark C. Pope, IV

/s/ David S. Fraser               Chief Financial Officer  Date:  March 31, 1995
- -------------------               and Treasurer (Principal
David S. Fraser                   Financial and Accounting
                                  Officer)


/s/ William A. Wood               Director                 Date: March 28, 1995
- -------------------
William A. Wood


/s/ John R. Pope                  Director                 Date: March 31, 1995
- ----------------
John R. Pope


/s/ Alvin A. Herring, Jr.         Director                 Date: March 28, 1995
- -------------------------
Alvin A. Herring, Jr.


/s/ Ralph N. Strayhorn            Director                 Date: March 31, 1995
- ----------------------
Ralph N. Strayhorn


/s/ Clifford M. Kirtland, Jr.     Director                 Date: March 28, 1995
- ------------------------------
Clifford M. Kirtland, Jr.


/s/ Warren E. Andrews             Director                 Date: March 28, 1995
- ---------------------
Warren E. Andrews


/s/ James A. Hatcher              Director                 Date: March 28, 1995
- --------------------
James A. Hatcher


/s/ Carter D. Pope                Director                 Date: March 31, 1995
- ------------------
Carter D. Pope

                                 EXHIBIT INDEX


Exhibit No.                       Description                      Page No.
- -----------                       -----------                      --------
4(a)           See Articles V and VI of the Amended and            N/A
               Restated Articles of Incorporation of the
               Registrant (incorporated herein by reference
               to Exhibit 3(a) to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended
               January 31, 1991).

4(b)           See Articles II and VII of the Registrant's         N/A
               Bylaws (incorporated by reference to Exhibit 3(b)
               to the Registrant's Annual Report on Form 10-K for
               the fiscal year ended January 31, 1992).

5              Opinion of Counsel, Powell, Goldstein, Frazer &           10
               Murphy, with respect to the securities being
               registered.

23(a)          Consent of counsel (included in Exhibit 5).

23(b)          Consent of independent accountants.                       11

25             Power of Attorney (see signature page to this              7
               Registration Statement).